Exhibit 99.2

Financial Statements and Independent Auditors’ Report

COMBANGIO, INC.

As of September 30, 2021 and for the Nine Months Then Ended, and

As of December 31, 2020 and for the Year Then Ended

COMBANGIO, INC.

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors

Combangio, Inc.

We have audited the accompanying financial statements of Combangio, Inc. (the “Company”), which comprise the balance sheets as of September 30, 2021 and December 31, 2020, and the related statements of operations, stockholders’ equity, and cash flows for the nine months ended September 30, 2021 and the year ended December 31, 2020, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

INDEPENDENT AUDITORS’ REPORT (CONTINUED)

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2021 and December 31, 2020, and the results of its operations and its cash flows for the nine months ended September 30, 2021 and the year ended December 31, 2020, in accordance with accounting principles generally accepted in the United States of America.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has experienced recurring losses, has limited liquidity and management has stated that substantial doubt exists about its ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ HASKELL & WHITE LLP

Irvine, California

November 9, 2021

COMBANGIO, INC.

Balance Sheets

	September 30,	December 31,
	2021	2020
Assets
Current assets
Cash and cash equivalents	$214,059	$1,408,634
Prepaid expenses and other current assets	30,120	37,670

Total current assets	244,179	1,446,304

Property and equipment, net (Note 2)	40,906	12,766

Other assets	89,482	106,721
Total assets	$374,567	$1,565,791

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$31,108	$26,067
Payroll-related liabilities	2,604	—
Accrued expenses and other liabilities	29,132	19,359
Note payable (Note 3)	—	43,447
Total current liabilities	62,844	88,873

Commitments and contingencies (Notes 6 and 7)

Stockholders’ equity (Notes 4 and 5)
Series Seed convertible preferred stock, $.001 par value; 47,449,583 shares authorized; 47,449,583 shares issued and outstanding; liquidation preference of $1,333,333	47,449	47,449
Series A convertible preferred stock, $.001 par value; 65,506,591 shares authorized; 65,506,589 shares issued and outstanding; liquidation preference of $5,053,659	65,507	65,507

Common stock, $.001 par value; 153,000,000 shares authorized; 11,061,890 shares issued and outstanding	11,062	11,062
Additional paid-in capital	6,435,218	6,387,504
Accumulated deficit	(6,247,513)	(5,034,604)

Total stockholders’ equity	311,723	1,476,918
Total liabilities and stockholders’ equity	$374,567	$1,565,791

See accompanying notes to financial statements and Independent Auditors’ Report.

COMBANGIO, INC.

Statements of Operations

	Nine Months
	Ended	Year Ended
	September 30,	December 31,
	2021	2020
Costs and expenses
Research and development	$588,903	$924,913
General and administrative	582,123	484,759
Regulatory and clinical	85,515	179,368

Total costs and expenses	1,256,541	1,589,040

Loss from operations	(1,256,541)	(1,589,040)

Gain on extinguishment of debt	43,767	—
Other income	697	—
Interest income	—	69
Interest expense	(32)	(288)

Loss before income taxes	(1,212,109)	(1,589,259)

Income taxes	800	800
Net loss	$(1,212,909)	$(1,590,059)

See accompanying notes to financial statements and Independent Auditors’ Report.

COMBANGIO, INC.

Statements of Stockholders’ Equity

Nine Months Ended September 30, 2021 and the Year Ended December 31, 2020

	Series Seed		Series A				Additional
	Preferred Stock		Preferred Stock		Common Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, December 31, 2019	47,449,583	$47,449	40,152,319	$40,152	11,061,890	$11,062	$4,445,597	$(3,444,545)	$1,099,715

Series A convertible preferred stock issued at $0.0773 per share for cash, net of issuance costs of $20,722	—	—	25,354,270	25,355	—	—	1,913,808	—	1,939,163

Stock-based compensation	—	—	—	—	—	—	28,099	—	28,099

Net loss for the year ended December 31, 2020	—	—	—	—	—	—	—	(1,590,059)	(1,590,059)

Balance, December 31, 2020	47,449,583	47,449	65,506,589	65,507	11,061,890	11,062	6,387,504	(5,034,604)	1,476,918

Stock-based compensation	—	—	—	—	—	—	47,714	—	47,714

Net loss for the nine months ended September 30, 2021	—	—	—	—	—	—	—	(1,212,909)	(1,212,909)

Balance, September 30, 2021	47,449,583	$47,449	65,506,589	$65,507	11,061,890	$11,062	$6,435,218	$(6,247,513)	$311,723

See accompanying notes to financial statements and Independent Auditors’ Report.

COMBANGIO, INC.

Statements of Cash Flows

	Nine Months
	Ended	Year Ended
	September 30,	December 31,
	2021	2020
Cash flows from operating activities
Net loss	$(1,212,909)	$(1,590,059)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	12,428	1,772
Stock-based compensation	47,714	28,099
Gain on extinguishment of debt	(43,767)	—
Gain on sale of assets	(697)	—
Increase (decrease) from changes in:
Prepaid expenses, other current assets and other assets	24,789	(46,269)
Accounts payable	5,041	(82,438)
Payroll-related liabilities	2,604	(360)
Accrued expenses and other liabilities	10,093	16,279
Net cash used in operating activities	(1,154,704)	(1,672,976)

Cash flows from investing activities
Acquisition of property and equipment	(40,871)	(12,017)
Proceeds from sale of property and equipment	1,000	—
Net cash used in investing activities	(39,871)	(12,017)

Cash flows from financing activities
Proceeds from the issuance of note payable	—	43,447
Proceeds from the issuance of Series A preferred stock	—	1,959,885
Equity offering costs	—	(20,722)

Net cash provided by financing activities	—	1,982,610

Net (decrease) increase in cash and cash equivalents	(1,194,575)	297,617

Cash and cash equivalents, beginning of the period	1,408,634	1,111,017

Cash and cash equivalents, end of the period	$214,059	$1,408,634

Supplemental disclosures of cash flow information:

Cash paid during the period for income taxes	$800	$800

See accompanying notes to financial statements and Independent Auditors’ Report.

COMBANGIO, INC.

Notes to Financial Statements (continued)

COMBANGIO, INC.

Notes to Financial Statements

1.	Business and Significant Accounting Policies

Business

Combangio, Inc. (the “Company”) was incorporated on February 3, 2014 pursuant to the laws of the State of Delaware.  The Company is a development stage company that is developing a potent new category of therapeutics for the topical treatment of multiple severe corneal surface disorders.

Going Concern and Management’s Plans

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which contemplate continuation of the Company as a going concern. The Company has an accumulated deficit of $6,247,513 at September 30, 2021, and used cash in operations of $1,154,704 during the nine months ended September 30, 2021. Additionally, the Company has no revenue-generating activities and working capital of $181,335 at September 30, 2021.

Successful completion of development of the Company’s initial commercial products is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to meet its financing requirements on a continuing basis, to maintain present financing, and to generate cash from future operations. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

Management’s plans with respect to the foregoing are to continue development and testing of the Company’s technologies and obtain additional debt and/or equity capital from external sources. There is no assurance that additional funding will be available in the future when needed, on favorable terms, if at all.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

COMBANGIO, INC.

Notes to Financial Statements (continued)

1.Business and Significant Accounting Policies (continued)

Management Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities, at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less, when acquired, to be cash equivalents. Substantially all of the Company’s cash and cash equivalents are maintained at one financial institution domiciled in the United States. Amounts on deposit with this financial institution may, from time to time, exceed the federally-insured limit, as well as coverage provided by the Securities Investment Protection Corporation.

Property and Equipment

Property and equipment is recorded at cost less accumulated depreciation.  The Company provides for depreciation over estimated useful lives of three years using the straight-line method.  Leasehold improvements are depreciated over the lesser of the estimated useful life or the lease term. Repairs and maintenance expenditures that do not significantly add value to property and equipment, or prolong its life, are charged to expense as incurred.  Gains and losses on dispositions of property and equipment are included in the operating results of the related period.

Fair Value Measurements

The Company measures fair value based on a three-level hierarchy of inputs, of which the first two are considered observable and the last unobservable.  Unobservable inputs reflect the Company’s own assumptions about current market conditions. The three-level hierarchy of inputs is as follows:

●	Level 1 - Quoted prices in active markets for identical assets or liabilities.
●	Level 2 - Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.
●	Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of assets or liabilities.

COMBANGIO, INC.

Notes to Financial Statements (continued)

1.	Business and Significant Accounting Policies (continued)

Fair Value Measurements (continued0

The fair value of the Company’s financial assets and liabilities measured on a recurring basis as of September 30, 2021 and December 31, 2020, are limited to its cash equivalents. The fair value of the Company’s cash equivalents were determined using Level 1 inputs, as unadjusted quoted prices for these securities are regularly provided to the Company by independent pricing services.

Patent-related Expenditures

Expenditures related to patent research and applications, which are primarily comprised of legal fees, are expensed to general and administrative as incurred.

Regulatory and Clinical and Research and Development Expenses

Regulatory and clinical and research and development costs are expensed when incurred. Costs to acquire technologies to be used in research and development that have not reached technological feasibility and have no alternative future use are also expensed when incurred.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Accordingly, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Current income taxes are based on the year’s taxable income for federal and state income tax reporting purposes.

The Company’s net deferred tax assets at September 30, 2021 and December 31, 2020 consist principally of net operating losses. The Company provided a 100% valuation allowance for the tax effect of these net operating losses, and as a result, no benefit for income taxes has been provided in the accompanying statements of operations. The Company provided the valuation allowance since management could not determine that it was “more likely than not” that the benefits of the deferred tax assets would be realized.

GAAP prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that it has taken or expects to take on a tax return. A favorable tax position is to be included in the calculation of tax liabilities and expenses if a company concludes that it is more likely than not that its adopted tax position will prevail if challenged by tax authorities. The Company did not recognize any adjustments regarding its tax accounting treatments for the nine months ended September 30, 2021 or the year ended December 31, 2020. As a result of the Company’s net operating losses, all income tax return years remain open to examination by tax authorities.

COMBANGIO, INC.

Notes to Financial Statements (continued)

1.	Business and Significant Accounting Policies (continued)

Accounting for Stock-based Compensation

Share-based awards result in a cost that is measured at fair value on the awards’ grant date based on the estimated number of awards that are expected to vest. Stock-based compensation is recognized on a straight-line basis over the award’s vesting period.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016‐02, Leases, which supersedes ASC 840, Leases and creates a new topic, ASC 842, Leases. This update requires lessees to recognize a lease liability and a lease asset for all leases, including operating leases, with a term greater than 12 months on its balance sheet. The update also expands the required quantitative and qualitative disclosures surrounding leases. The main difference between previous U.S. GAAP and the amended standard is the recognition of lease assets and lease liabilities by lessees on the balance sheet for those leases classified as operating leases under previous U.S. GAAP. As a result, the Company will have to recognize a liability representing its lease payments and a right‐of‐use asset representing its right to use the underlying asset for the lease term on the balance sheet. In May 2020, the FASB issued ASU 2020-05, which deferred the effective date to annual periods beginning after December 15, 2021, with early adoption permitted. The Company is currently evaluating the new guidance to determine the impact it may have on its financial statements.

In December 2019, the FASB issued ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes.” This ASU removes certain exceptions for investments, intraperiod allocations and interim tax calculations and adds guidance to reduce complexity in accounting for income taxes. The effective date of the standard will be for annual periods beginning after December 15, 2020, with early adoption permitted. The various amendments in the standard are applied on a retrospective basis, modified retrospective basis and prospective basis, depending on the amendment. The Company is currently evaluating the new guidance to determine the impact it may have on its financial statements.

2.	Property and Equipment

Property and equipment, net consisted of the following at:

	September 30,	December 31,
	2021	2020
Laboratory equipment	$50,208	$13,109
Office furniture and equipment	5,403	2,723
Leasehold improvements	—	—
Less: accumulated depreciation	(14,705)	(3,066)
Property and equipment, net	$40,906	$12,766

COMBANGIO, INC.

Notes to Financial Statements (continued)

2.	Property and Equipment (continued)

Depreciation expense for the nine months ended September 30, 2021 and for the year ended December 31, 2020 was $12,428 and $1,772, respectively.

3.Note Payable

In May 2020, the Company received a loan in the amount of $43,447 under the U.S. Small Business Administration Paycheck Protection Program established by the Coronavirus Aid, Relief, and Economic Security (CARES) Act. The loan is subject to a promissory note dated May 4, 2020. The Company applied for and was notified in January 2021 that the loan, and related accrued interest, totaling $43,767 was fully forgiven.

4.Stockholders’ Equity

Series Seed Convertible Preferred Stock

The Company has authorized 47,449,583 shares of Series Seed Convertible Preferred Stock (“Series Seed”) with a par value of $0.001.

In February 2016, the Company entered into a Series Seed Preferred Stock Investment Agreement which provides for the sale and issuance of the Company’s Series Seed to investors. The financing provided for multiple closings and was completed in June 2018 whereby an aggregate amount of 47,449,583 shares of Series Seed were sold and issued at a purchase price of $0.0281 per share for an aggregate purchase price of $1,333,333 in cash.

The Series Seed contains a liquidation preference described below and is convertible at the holder’s option into shares of common stock, initially on a share-for-share basis using a conversion rate of $0.0281 per share.  The conversion ratio may be adjusted upon certain events and for certain stock issuances, splits and combinations.  Conversion is automatic in the event of a public offering of the Company’s common stock, or upon the vote or written consent of 50% of the outstanding shares of preferred stock voting as a single class on an as-converted basis.

The holders of shares of Series Seed shall be entitled to receive dividends when declared and on a pro rata basis with common stock and preferred stock according to the number of shares of common stock held. For this purpose, each holder of shares of Series Seed is treated as holding common shares then issuable on an as-converted basis. No dividends have been declared through September 30, 2021.

Each share of Series Seed has voting rights equal to the number of shares of common stock into which it is then convertible.

COMBANGIO, INC.

Notes to Financial Statements (continued)

4.Stockholders’ Equity (continued)

Series A Convertible Preferred Stock

The Company has authorized 65,506,591 shares of Series A Convertible Preferred Stock (“Series A”) with a par value of $0.001.

In September 2018, the Company entered into a Series A Preferred Stock Investment Agreement (“Series A Agreement”) which provides for the sale and issuance of the Company’s Series A to investors at a purchase price of $0.0773 per share.

In September 2018, an aggregate amount of 26,049,168 shares of the Company’s Series A were issued in exchange for cash totaling $2,013,601. In September 2019, the Series A Agreement was amended and an aggregate amount of 14,103,151 shares of the Company’s Series A were issued in exchange for cash totaling $1,090,173. In September 2020, the Series

A agreement was further amended and an aggregate amount of 25,354,270 shares of the Company’s Series A were issued in exchange for cash totaling $1,959,885.

Related issuance costs for the Series A aggregated $28,510.

The Series A contains a liquidation preference described below and are convertible at the holder’s option into shares of common stock, initially on a share-for-share basis using a conversion rate of $0.0773 per share.  The conversion ratio may be adjusted upon certain events and for certain stock issuances, splits and combinations.  Conversion is automatic in the event of a public offering of the Company’s common stock, or upon the vote or written consent of 50% of the outstanding shares of preferred stock voting as a single class on an as-converted basis.

The holders of shares of Series A shall be entitled to receive dividends when declared and on a pro rata basis with common stock and preferred stock according to the number of shares of common stock held. For this purpose, each holder of shares of Series A is treated as holding common shares then issuable on an as-converted basis. No dividends have been declared through September 30, 2021.

Each share of Series A has voting rights equal to the number of shares of common stock into which it is then convertible.

Common Stock

The Company has authorized 153,000,000 shares of common stock with a par value of $0.001.

In 2014, an aggregate amount of 8,000,000 shares of the Company’s common stock was sold and issued at a purchase price of $.001 per share for an aggregate purchase price of $8,000 in cash.

COMBANGIO, INC.

Notes to Financial Statements (continued)

4.Stockholders’ Equity (continued)

Common Stock (continued)

In 2016, an aggregate amount of 48,958 shares of the Company’s common stock was sold and issued at a purchase price of $.026 per share for an aggregate purchase price of $1,273 in cash.

In 2016, an aggregate amount of 75,000 shares of the Company’s common stock was granted and issued to a consultant in connection with a release agreement.

In 2016, the Company repurchased 208,333 shares of common stock pursuant to the terms of a restricted stock purchase agreement.

In November 2019, an aggregate amount of 3,146,265 shares of the Company’s common stock was issued at $0.02 per share in exchange for licensed technology.

Liquidation Preferences

Upon liquidation, dissolution or winding up of the Company, or upon a deemed liquidation event (as defined), the holders of the Series Seed and Series A (“Preferred Stockholders”), on a pro rata basis, are entitled to receive, prior and in preference to any distribution of the assets of the Company to the holders of common stock, an amount per share equal to the greater of (a) the purchase price originally paid by the Preferred Stockholders, plus all accrued but unpaid dividends, or (b) such amount per share as would have been payable had all shares of preferred stock been converted into common stock immediately prior to such liquidation, dissolution or winding up of the Company.

After payment of the above preferential amounts required to be paid to the Preferred Stockholders, the remaining assets of the Company available for distribution to the stockholders shall be distributed to the holders of the common stock on a pro rata basis.

5.Stock Options

The Company’s 2014 Equity Incentive Plan (the “2014 Plan”) provides for the issuance of shares of the Company’s common stock to employees, directors and consultants.  The exercise price of options granted under the 2014 Plan is based on the fair value of the common stock on the grant date as approved by the Company’s Board of Directors and no option shall have a term in excess of ten years from the option grant date.  Options vest in various installments as outlined in the related stock option agreements, or as determined by the Company’s Board of Directors. The Company has reserved up to 21,885,540 shares of its common stock to provide for the issuance of shares of the Company’s common stock to employees, directors and consultants under its 2014 Plan.

COMBANGIO, INC.

Notes to Financial Statements (continued)

5.Stock Options (continued)

Total stock-based employee compensation expense for the nine months ended September 30, 2021 and for the year ended December 31, 2020 was $30,911 and $17,842, respectively.  During the nine months ended September 30, 2021 and the year ended December 31, 2020, the Company recorded non-employee stock-based compensation expense of $16,803 and $10,257, respectively.

The fair value of each option grant was estimated on the grant date using the Black-Scholes option pricing model with the following assumptions:

Nine Months
	Ended	Year Ended
	September 30, 2021	December 31, 2020
Expected volatility	71% to 73%	67% to 78%
Dividend yield	0%	0%
Risk free interest rates	0.6% to 1.0%	0.5% to 2.8%
Expected term - employees	6.0 Years	6.0 Years
Expected term - non-employees	5.8 to 6.0 Years	5.0 to 9.3 Years

Expected volatility – Since the Company does not have sufficient stock price history, the expected volatility is calculated based on the average volatility for a peer group in the industry in which the Company does business.

Dividend yield of zero – The Company has not, and does not, intend to pay, dividends.

Risk-free interest rates – The Company applies the risk-free interest rate based on the U.S. Treasury yield for the expected term of the option.

Expected term - For employee stock options, the Company calculated the expected term as the average of the contractual term of the option and the vesting period.  For non-employees, the Company estimated the expected term as the contractual term of the award.

The estimated fair value of the Company’s common stock was determined by the Company’s management and board of directors and considered the results of a qualified, independent third-party valuation firm.

COMBANGIO, INC.

Notes to Financial Statements (continued)

5.Stock Options (continued)

Stock Option Activity

A summary of stock option activity for the nine months ended September 30, 2021 and for the year ended December 31, 2020 is as follows:

		Weighted
	Options	Average
	Outstanding	Exercise Price
Balance, December 31, 2019	9,357,974	$0.02

Year ended December 31, 2020
Granted	—	—
Cancelled / expired	—	—
Exercised	—	—
Balance, December 31, 2020	9,357,974	0.02

Nine months ended September 30, 2021
Granted	8,439,675	0.02
Cancelled / expired	—	—
Exercised	—	—
Balance, September 30, 2021	17,797,649	$0.02

The following table summarizes information concerning outstanding and exercisable stock options at September 30, 2021 and December 31, 2020:

			Weighted
		Weighted	Average
		Average	Remaining
		Exercise	Contractual Life
	Options	Price	(Years)
Outstanding at September 30, 2021	17,797,649	$0.02	8.2
Exercisable at September 30, 2021	8,860,834	$0.02	7.7

Outstanding at December 31, 2020	9,357,974	$0.02	8.0
Exercisable at December 31, 2020	5,175,879	$0.02	7.9

As of September 30, 2021 and December 31, 2020, compensation cost related to nonvested options not yet recognized is $99,641 and $46,230, respectively, and the weighted average period over which this amount is expected to be recognized is 2.5 years and 1.7 years, respectively. The weighted average grant date fair value of all stock options granted during the nine months ended September 30, 2021 is $0.013 per share.

COMBANGIO, INC.

Notes to Financial Statements (continued)

6.Commitments and Contingencies

Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. Management mitigates such potential risks by maintaining the Company’s cash balances with entities that management believes possess high-credit quality.

As of December 31, 2020, the Company had $1,158,634 on deposit that was not federally-insured or insured by the Securities Investor Protection Corporation.

7.	Related Party Transactions

Shared Premises

The Company is a party to an agreement with a company that has common beneficial ownership. The purpose of the agreement is to share facility related costs with the related company. The Company is obligated to reimburse the related company for a percentage of the rent based on space utilized and other incidental operating costs. Total rent expense incurred under the agreement during the nine months ended September 30, 2021 and the year ended December 31, 2020 was $39,499 and $32,331, respectively. At September 30, 2021 and December 31, 2020, there were no amounts payable under the agreement.

License Agreements

The Company is a party to several patent related license agreements with a university that is a shareholder of the Company. The purpose of the agreements is to license specified patented technology to the Company. Under the agreements, the Company is obligated to pay license fees, milestone payments upon certain events, royalties, and patent related costs. Total payments incurred under the agreements during the nine months ended September 30, 2021 and the year ended December 31, 2020 were $3,543 and $48,319, respectively. In 2019, the Company issued 2,254,617 shares of common stock to the university as additional consideration under a license agreement. There were no amounts payable to the university at September 30, 2021 or December 31, 2020.

Collaboration Agreement

The Company is a party to an agreement with a company that has common beneficial ownership. The purpose of the agreement is to collaborate for the research and development of technology. Under the terms of the agreement, the Company shall be obligated to pay research payments, milestone payments upon certain events, and royalties on sales of covered products as defined in the agreement. There were no expenses incurred under the agreement during the nine months ended September 30, 2021 or the year ended December 31, 2020. At September 30, 2021 and December 31, 2020 there were no amounts payable under the agreement.

COMBANGIO, INC.

Notes to Financial Statements (continued)

8.	Income Taxes

Management has established a 100% valuation allowance against the Company’s net deferred tax assets due to the uncertainty that the deferred tax assets will be realized by the Company’s ability to generate sufficient future taxable income.

At September 30, 2021 and December 31, 2020, the Company had approximately $4,400,000 and $3,100,000, respectively, of net operating loss carryforwards for federal purposes that may potentially be available to offset future taxable income. Federal net operating losses generated before January 1, 2018 can be carried back for two years, and remaining, unused carrybacks can be carried forward 20 years. Net operating losses generated after January 1, 2018 carryforward indefinitely with no carryback and are limited to 80% of taxable income. Net operating losses begin to expire in 2033 for federal purposes and 2037 for state tax purposes. Utilization of the Company’s net operating losses in future periods may be limited by Section 382 of the Internal Revenue Code due to changes in the Company’s ownership structure, the effects of which have not been determined.

For each year between 2018 and 2020, the Company made a qualified small business election to utilize research tax credits as payroll tax credits. As a result, the Company has other current assets and other assets of $114,482 and $131,721 as of September 30, 2021 and December 31, 2020, respectively, representing credits to be utilized against future employer payroll taxes.

9.	Subsequent Events

Management evaluated subsequent events through November 9, 2021, the date the financial statements were available to be issued.